Exhibit 99.01
Valero Energy Corporation Reports Second Quarter 2009 Results
SAN ANTONIO, July 28, 2009 — Valero Energy Corporation (NYSE: VLO) today reported a net loss of $254 million, or $0.48 per share, for the second quarter of 2009, compared to second quarter 2008 net income of $734 million, or $1.37 per share. For the six months ended June 30, 2009, net income was $55 million, or $0.11 per share, compared to net income of $995 million, or $1.85 per share for the six months ended June 30, 2008.
The second quarter 2009 operating loss was $317 million, versus $1.2 billion of operating income in the second quarter of 2008. The decline in operating income was primarily due to lower diesel and jet fuel margins and lower sour crude oil differentials versus the same quarter last year. For example, benchmark Gulf Coast ultra-low-sulfur diesel margins versus West Texas Intermediate (WTI) crude oil decreased 74 percent from $28.85 per barrel in the second quarter of 2008 to $7.57 per barrel in the second quarter of 2009. The Maya heavy sour crude oil differential to WTI decreased 78% from $20.99 per barrel in the second quarter of 2008 to $4.57 per barrel in the second quarter of 2009.
“This is a very challenging environment for sour crude oil refiners,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “The downturn in the global economy has sharply reduced demand for refined products at a time when new refining capacity is coming online around the world. Also, sour crude oil differentials have narrowed mainly because key supplies of lower quality crude oils have come off the market. As a result, global product inventories are high and refining margins are depressed. When the global economy improves, we expect that product demand, sour crude oil production, and refining margins will also improve.
“The previously announced shutdown of our Aruba refinery was completed in mid-July mainly because of very poor margins. Our plan is to review the margin outlook in September to decide whether to restart the plant or keep it down. Also, by that time, we should have a decision from the arbitration panel on the turnover tax arbitration. We will continue to monitor our other refineries for situations in which it makes economic sense to slow or shut down specific units or the entire plant. Obviously, coking economics are very weak.
“In our other lines of business, we are achieving solid results. Operating income in our retail operations increased an impressive 33% from $49 million in the second quarter of 2008 to $65 million in the second quarter of 2009. Our ethanol business, which we acquired at an outstanding value in the second quarter, is off to a great start. Despite only partial operations and start-up costs in the second quarter, our ethanol business earned $22 million of operating income. We now have all seven of the ethanol plants operating.

The recent decrease in corn prices has been positive on ethanol margins and the profitability of our plants,” Klesse said.
Regarding cash flows in the second quarter of 2009, the company spent $556 million for the acquisition of the ethanol plants and working capital from VeraSun Energy Corporation and $698 million for capital expenditures, of which $82 million was for turnaround and catalyst expenditures. The company paid $78 million in dividends on its common stock and received net proceeds of $799 million from the issuance of 46 million shares of common stock. The company paid off $209 million of maturing debt and ended the second quarter with $1.6 billion in cash and temporary cash investments.
“Due in part to our recent equity offering, we have a healthy cash balance that we plan to safeguard,” Klesse said. “Although this is a market in which buying refining capacity is cheaper than building it, we will patiently wait for the right opportunity at an attractive price.”
Commenting on carbon legislation, Klesse said, “A very important issue that every consumer, taxpayer, and investor should examine is the deceptively titled ‘American Clean Energy and Security Act of 2009,’ which the United States House of Representatives narrowly passed in June. This legislation, in some form, will be before the Senate early this fall. We recognize the concerns about climate change and increasing carbon dioxide levels. However, a hidden tax imposed by this legislation in the form of a cap-and-trade system on hydrocarbons will significantly raise the consumer price of gasoline and other fuels, and more than a million high-paying jobs will disappear from our already weakened economy — with no measurable improvement in global climate change. I urge all Valero investors to contact their Congressmen, Senators, and the President to express opposition to any potential bill. To assist you with this effort, Valero has created a resource at www.voicesforenergy.com.”
“In times like this, our focus is on managing costs and optimizing our assets. We previously cut our 2009 capital expenditures budget to $2.5 billion. We have achieved more than $250 million of expense reductions from various cost-saving initiatives since 2007 as we improve Valero’s competitive position,” said Klesse.
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio with approximately 22,000 employees and 2008 revenues of $119 billion. The company owns and operates 16 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately three million barrels per day, making it the largest refiner in North America. Valero is also a leading ethanol producer with seven ethanol plants in the Midwest with a combined capacity of 780 million gallons per year, and is one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon brands.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009 (1)	2008 (2)	2009 (1)	2008 (2)
STATEMENT OF INCOME DATA:
Operating Revenues (3)	$17,925	$36,640	$31,749	$64,585

Costs and Expenses:
Cost of Sales	16,543	33,673	28,171	59,342
Operating Expenses	1,015	1,133	2,012	2,247
Retail Selling Expenses	171	190	340	378
General and Administrative Expenses	124	117	269	252
Depreciation and Amortization Expense	389	369	767	736

Total Costs and Expenses	18,242	35,482	31,559	62,955

Operating Income (Loss)	(317)	1,158	190	1,630

Other Income (Expense), Net	(24)	15	(25)	35

Interest and Debt Expense:
Incurred	(118)	(107)	(237)	(223)
Capitalized	36	24	76	43

Income (Loss) Before Income Tax Expense (Benefit)	(423)	1,090	4	1,485

Income Tax Expense (Benefit)	(169)	356	(51)	490

Net Income (Loss)	$(254)	$734	$55	$995

Earnings (Loss) per Common Share (4)	$(0.48)	$1.39	$0.11	$1.88

Weighted Average Common Shares Outstanding (in millions)	525	526	520	529

Earnings (Loss) per Common Share — Assuming Dilution	$(0.48)	$1.37	$0.11	$1.85

Weighted Average Common Shares Outstanding— Assuming Dilution (in millions) (5)	530	534	525	537

	June 30,	December 31,
	2009	2008
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$1,623	$940

Total Debt	$7,368	$6,576

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008 (2)	2009	2008 (2)
Operating Income (Loss) by Business Segment:
Refining	$(268)	$1,235	$339	$1,803

Retail:
U.S.	36	25	61	39
Canada	29	24	60	60

Total Retail	65	49	121	99

Ethanol (1)	22	—	22	—

Total Before Corporate	(181)	1,284	482	1,902
Corporate	(136)	(126)	(292)	(272)

Total	$(317)	$1,158	$190	$1,630

Depreciation and Amortization by Business Segment:
Refining	$346	$336	$690	$667

Retail:
U.S.	18	16	35	33
Canada	8	8	14	16

Total Retail	26	24	49	49

Ethanol (1)	5	—	5	—

Total Before Corporate	377	360	744	716
Corporate	12	9	23	20

Total	$389	$369	$767	$736

Operating Highlights:
Refining:
Throughput Margin per Barrel	$4.64	$10.82	$6.69	$9.68

Operating Costs per Barrel:
Refining Operating Expenses	$4.30	$4.53	$4.39	$4.61
Depreciation and Amortization	1.53	1.35	1.54	1.37

Total Operating Costs per Barrel	$5.83	$5.88	$5.93	$5.98

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	451	593	511	587
Medium/Light Sour Crude	582	715	601	685
Acidic Sweet Crude	104	80	108	77
Sweet Crude	616	658	589	643
Residuals	248	253	184	223
Other Feedstocks	186	128	178	144

Total Feedstocks	2,187	2,427	2,171	2,359
Blendstocks and Other	302	319	307	318

Total Throughput Volumes	2,489	2,746	2,478	2,677

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,196	1,232	1,160	1,228
Distillates	793	982	812	927
Petrochemicals	70	77	65	77
Other Products (6)	426	446	434	442

Total Yields	2,485	2,737	2,471	2,674

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Refining Operating Highlights by Region (7):
Gulf Coast (2):
Operating Income (Loss)	$(176)	$1,043	$(7)	$1,480

Throughput Volumes (Mbbls per Day)	1,395	1,495	1,355	1,437

Throughput Margin per Barrel	$3.94	$13.25	$5.48	$11.46

Operating Costs per Barrel:
Refining Operating Expenses	$3.92	$4.34	$4.05	$4.52
Depreciation and Amortization	1.41	1.24	1.46	1.28

Total Operating Costs per Barrel	$5.33	$5.58	$5.51	$5.80

Mid-Continent:
Operating Income	$18	$103	$190	$218

Throughput Volumes (Mbbls per Day)	370	439	385	426
Throughput Margin per Barrel	$6.03	$7.85	$8.07	$8.28
Operating Costs per Barrel:
Refining Operating Expenses	$3.76	$3.99	$3.75	$4.16
Depreciation and Amortization	1.72	1.27	1.59	1.30

Total Operating Costs per Barrel	$5.48	$5.26	$5.34	$5.46

Northeast:
Operating Loss	$(169)	$(35)	$(88)	$(30)

Throughput Volumes (Mbbls per Day)	440	527	458	541

Throughput Margin per Barrel	$2.88	$5.81	$6.06	$5.91

Operating Costs per Barrel:
Refining Operating Expenses	$5.39	$5.06	$5.48	$4.77
Depreciation and Amortization	1.71	1.49	1.64	1.45

Total Operating Costs per Barrel	$7.10	$6.55	$7.12	$6.22

West Coast:
Operating Income	$59	$124	$244	$135

Throughput Volumes (Mbbls per Day)	284	285	280	273

Throughput Margin per Barrel	$9.03	$11.92	$11.66	$9.99

Operating Costs per Barrel:
Refining Operating Expenses	$5.15	$5.41	$5.12	$5.48
Depreciation and Amortization	1.61	1.73	1.73	1.80

Total Operating Costs per Barrel	$6.76	$7.14	$6.85	$7.28

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Retail — U.S.:
Company-Operated Fuel Sites (Average)	1,001	949	1,003	949
Fuel Volumes (Gallons per Day per Site)	5,119	5,104	5,052	5,023
Fuel Margin per Gallon	$0.125	$0.129	$0.121	$0.121
Merchandise Sales	$307	$282	$573	$527
Merchandise Margin (Percentage of Sales)	28.6%	29.8%	29.5%	30.1%
Margin on Miscellaneous Sales	$21	$22	$44	$50
Selling Expenses	$115	$121	$229	$241

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,093	3,103	3,176	3,191
Fuel Margin per Gallon	$0.253	$0.270	$0.252	$0.286
Merchandise Sales	$49	$54	$88	$100
Merchandise Margin (Percentage of Sales)	29.2%	28.6%	29.5%	28.5%
Margin on Miscellaneous Sales	$7	$10	$15	$19
Selling Expenses	$56	$69	$111	$137

Ethanol (1):
Ethanol Production (Thousand Gallons per Day)	1,617	N/A	813	N/A
Gross Margin per Gallon of Ethanol Production	$0.47	N/A	$0.47	N/A
Operating Costs per Gallon of Ethanol Production:
Ethanol Operating Expenses	$0.29	N/A	$0.29	N/A
Depreciation and Amortization	0.03	N/A	0.03	N/A

Total Operating Costs per Gallon of Ethanol Production	$0.32	N/A	$0.32	N/A

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast):
West Texas Intermediate (WTI) Crude Oil	$59.54	$123.98	$51.26	$110.96
WTI Less Sour Crude Oil (8)	$0.33	$5.70	$1.02	$5.77
WTI Less Mars Crude Oil	$2.19	$6.96	$0.70	$6.97
WTI Less Maya Crude Oil	$4.57	$20.99	$4.51	$18.90

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$10.57	$6.60	$9.36	$5.42
No. 2 Fuel Oil Less WTI	$3.84	$23.03	$7.34	$19.11
Ultra-Low-Sulfur Diesel Less WTI	$7.57	$28.85	$11.31	$24.61
Propylene Less WTI	$(10.89)	$(6.77)	$(8.69)	$(3.77)
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$10.58	$5.89	$9.58	$5.43
Low-Sulfur Diesel Less WTI	$6.24	$28.84	$8.94	$24.88
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$9.85	$4.34	$8.99	$3.70
No. 2 Fuel Oil Less WTI	$4.69	$24.94	$9.06	$21.35
Lube Oils Less WTI	$25.64	$33.65	$46.37	$32.97
U.S. West Coast:
CARBOB 87 Gasoline Less WTI	$18.07	$16.08	$18.60	$12.56
CARB Diesel Less WTI	$7.92	$30.83	$10.81	$25.39

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)
The information presented for the three and six months ended June 30, 2009 includes the operations related to the acquisition of certain ethanol plants from VeraSun Energy Corporation. Ethanol plants located in Charles City, Fort Dodge and Hartley, Iowa; Aurora, South Dakota; and Welcome, Minnesota were purchased on April 1, 2009, and ethanol plants in Albert City, Iowa and Albion, Nebraska were purchased on April 9, 2009 and May 8, 2009, respectively. The ethanol production volumes reflected in this earnings release are based on 91 calendar days and 181 calendar days, respectively, for the three and six months ended June 30, 2009 rather than the actual daily production, which varied by facility.

(2)
Effective July 1, 2008, Valero sold its Krotz Springs Refinery to Alon Refining Krotz Springs, Inc. (Alon), a subsidiary of Alon USA Energy, Inc. The nature and significance of Valero’s post-closing participation in an offtake agreement with Alon represents a continuation of activities with the Krotz Springs Refinery for accounting purposes, and as such the results of operations related to the Krotz Springs Refinery have not been presented as discontinued operations in the Statement of Income Data for the three and six months ended June 30, 2008. The refining operating highlights, both consolidated and for the Gulf Coast region, presented in this earnings release include the Krotz Springs Refinery for the three and six months ended June 30, 2008.

(3)
Includes excise taxes on sales by Valero’s U.S. retail system of $229 million and $204 million for the three months ended June 30, 2009 and 2008, respectively, and $433 million and $398 million for the six months ended June 30, 2009 and 2008, respectively.

(4)
Effective January 1, 2009, Valero adopted FASB Staff Position No. EITF 03-6-1 (FSP No. EITF 03-6-1), “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” which requires restricted stock granted under Valero’s stock-based compensation plans to be treated as participating securities under the two-class method of determining basic earnings per common share. Basic earnings per common share for prior periods are to be adjusted to conform to this FSP. The adoption of FSP No. EITF 03-6-1 did not have any effect on the calculation of basic earnings per common share for the three months ended June 30, 2009 and the six months ended June 30, 2009 and 2008, but did reduce the $1.40 basic earnings per common share originally reported for the three months ended June 30, 2008.

(5)
Common equivalent shares have been excluded from the computation of diluted earnings (loss) per common share for the three months ended June 30, 2009 as the effect of including such shares would be antidilutive.

(6)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(7)
The regions reflected herein contain the following refineries: Gulf Coast— Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs (prior to its sale effective July 1, 2008), St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent— McKee, Ardmore, and Memphis Refineries; Northeast— Quebec City, Paulsboro, and Delaware City Refineries; and West Coast— Benicia and Wilmington Refineries.

(8)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.